EXHIBIT 99.1

          IDENTIFICATION AND CLASSIFICATION OF THE MEMBERS OF THE GROUP

                        Duncan Capital Group LLC
                        B&P Management, LLC
                        Duncan Capital LLC
                        Michael Crow
                        David Fuchs